EXHIBIT 10.18

THE MONSANTO COMPANY
NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE COMPENSATION PLAN
(AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 2007)

     1. Name of Plan; Plan Document. This plan shall be known as the “The Monsanto Company Non-Employee Director Equity Incentive Compensation Plan” and is hereinafter referred to as the “Plan.” The Plan document consists of this document and the procedures established by the Committee (as defined below) from time to time as contemplated hereby (the “Procedures”).

     2. Purposes of Plan. The purposes of the Plan are to enable Monsanto Company, a Delaware corporation (the “Company”), to retain qualified persons to serve as Directors by providing for their compensation and permitting them to elect to defer a portion thereof, and to further align the interests of Directors with the interests of shareholders of the Company by providing them with equity-based compensation.

     3. Effective Date and Term. The Plan was established by the Board, effective as of September 20, 2000 (the “Effective Date”), subsequently amended by the Board effective as of September 19, 2002 and December 3, 2003, and further amended and restated as of May 1, 2005. The Plan was again amended and restated effective as of September 1, 2007, which amendment and restatement shall govern all compensation payable hereunder on and after September 1, 2007 and all compensation that is subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), but shall otherwise not affect any compensation payable hereunder that is not subject to Section 409A. The Plan shall remain in effect until terminated by action of the Board, or until all Participants have received all amounts to which they are entitled hereunder, if earlier.

     4. Definitions. The following terms shall have the meanings set forth below:

     “Additional Retainer” means any additional retainer to which a Director is entitled under this Plan for service in a specified position, as set forth in Section 6(a).

     “Annual Additional Retainer Amount” means the annualized value of the Additional Retainer to which a Director is entitled under this Plan as of any particular time.

     “Annual Basic Retainer Amount” means the annualized value of the Basic Retainer to which a Director is entitled under this Plan as of any particular time.

     “Annual Meeting” means an annual meeting of the shareholders of the Company.

     “Annual Retainer Amount” means the annualized value of the Retainer to which a Director is entitled under this Plan as of any particular time.

     “Basic Retainer” means the retainer to which each Director is entitled under this Plan for service on the Board, as set forth in Section 6(a).

     “Beneficiaries” has the meaning set forth in Section 7(b)(iii).

     “Beneficiary Designation” has the meaning set forth in Section 7(b)(iii).

     “Board” means the Board of Directors of the Company.

     “Cash Account” has the meaning set forth in Section 7(a).

     “Chairman” means the Chairman of the Board.

     The “Committee” means the committee that administers the Plan, as more fully defined in Section 12.

     “Common Stock” means the Company’s common stock, par value $ 0.01 per share.

     The “Company” has the meaning set forth in Section 2.

     “Crediting Date” has the meaning set forth in Section 6(c)(iii).

     “Current Cash” has the meaning set forth in Section 6(a).

     “Deferral Account” means a bookkeeping account maintained by the Company for a Director representing the Director’s interest in the stock units or cash credited to such account pursuant to Sections 6 and 7.

     “Deferred Cash” has the meaning set forth in Section 6(a).

     “Deferred Stock” means shares of Common Stock credited to a Stock Unit Account pursuant to Section 6(c)(ii) and Section 7 and later delivered pursuant to Section 7.

     “Delivery Election” has the meaning set forth in Section 7(b)(i).

     “Delivery Starting Date” has the meaning set forth in the Procedures.

     “Director” means an individual who is a non-employee member of the Board.

     The “Dividend Equivalent” for a given dividend or distribution means a number of shares (or fractions of a share) of Common Stock having a Value, as of the date such Dividend Equivalent is credited to a Stock Unit Account, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.

     “Elective Amount” has the meaning set forth in Section 6(a).

     “Exchange Act” means the Securities Exchange Act of 1934.

     The “Initial Participation Date” for a Participant means the first day on which he or she became a Participant.

     The “Interest Rate” for a calendar year means the average Moody’s Baa Bond Index Rate, as in effect from time to time.

     “Long-Term Incentive Plan” means the Monsanto Company Long-Term Incentive Plan or the Monsanto Company 2005 Long-Term Incentive Plan.

     “Month” means a calendar month.

     “Participant” has the meaning set forth in Section 5.

     “Periodic Election” has the meaning set forth in Section 6(a).

     “Plan” has the meaning set forth in Section 1.

     “Plan Year” means (1) each period beginning on the date of an Annual Meeting and ending on the day before the date of the next Annual Meeting, up to and including the period ending on April 23, 2003 (which is the day before the date of the 2003 Annual Meeting), (2) the period from April 24, 2003 (which is the date of the 2003 Annual Meeting) through August 31, 2004 (the “Transition Plan Year”), and (3) each subsequent period that begins on a September 1 and ends on the following August 31.

     “Procedures” has the meaning set forth in Section 1.

     “Required Deferred Stock Amount” has the meaning set forth in Section 6(a).

     “Restricted Stock” means shares of Common Stock granted in accordance with Section 6(c)(ii).

     “Retainer” means the sum of the Basic Retainer and any Additional Retainer to which a Director is entitled under this Plan.

     The “Retainer Increase” for a Participant means the amount by which the Participant’s Retainer for the Transition Plan Year is increased as a result of the amendments to Section 6(a) that take effect as of December 3, 2003.

     “Section” means a section of the Plan except where otherwise specifically indicated.

     “Section 409A” has the meaning set forth in Section 3.

     “Stock Unit Account” has the meaning set forth in Section 7(a).

     “Term” means the term of years for which a Participant has been elected a Director.

     The “Termination Date” for a Participant is the date of the Participant’s “separation from service” within the meaning of Section 409A.

     The “Transition Plan Year” has the meaning set forth in clause (2) of the definition of “Plan Year” above.

     The “Value” of a share of Common Stock shall mean, with respect to any given date, the closing per-share sales prices for the shares of Common Stock during normal business hours on the New York Stock Exchange for that date, or if the shares of Common Stock were not traded on the New York Stock Exchange on that date, then on the next preceding date on which the shares were traded, all as reported by such source as the Committee may select.

     5. Eligible Participants. Each individual who is a Director on the Effective Date or becomes a Director thereafter while the Plan is in effect shall be a participant (“Participant”) in the Plan.

     6. Director Compensation. (a) General. In consideration for his or her services as a Director, each Participant shall receive an annual value equal to the Basic Retainer plus any Additional Retainer that may apply, in the forms provided for in this Plan. Effective as of September 1, 2007, the Annual Basic Retainer Amount for all Directors shall be $165,000, and the Annual Additional Retainer Amount for a Director shall be, as applicable: (i) for service as a non-employee Chairman of the Company, $40,000; (ii) for service as the Chair of the People and Compensation Committee of the Board, the Chair of the Audit and Finance Committee of the Board or the Chair of the Nominating and Corporate Governance Committee of the Board, $25,000; (iii) for service as the Chair of the Public Policy and Corporate Responsibility Committee of the Board or the Chair of the Science and Technology Committee of the Board, $15,000; and (iv) for service as a member of the Audit and Finance Committee of the Board other than the Chair of such committee, $10,000; provided, however, that the Board may specify different Annual Basic Retainer Amounts and/or different Annual Additional Retainer Amounts from time to time. If a Director serves in more than one of the positions listed in the preceding sentence, he or she shall receive an aggregate Additional Retainer equal to the sum of the applicable amounts specified in the preceding sentence for each such position. Any increase or decrease in a Director’s Annual Retainer Amount that results from a change in the Director’s position(s) shall take effect as of the first day of the Month in which the change in position occurs, and the Retainer actually paid or provided to the Director under this Plan shall be adjusted appropriately, pro-rata based upon the number of Months in the Plan Year from and after the Month in which the change occurs.

     Retainers shall be provided as follows: (i) half of each Retainer (the “Required Deferred Stock Amount”) shall take the form of Deferred Stock, as more fully set forth in Section 6(c); and (ii) the other half of each Retainer (the “Elective Amount”) shall take the form of (A) cash paid currently (“Current Cash”) or deferred cash (“Deferred Cash”), as more fully set forth in Section 6(b), or (B) Restricted Stock or additional Deferred Stock, as more fully set forth in Section 6(c), or a combination thereof. Effective as of December 3, 2002, Directors shall no longer be permitted to elect to have Retainers provided in the form of options to purchase shares of Common Stock.

     Each Participant shall be provided with the opportunity, in accordance with, and subject to any limitations set forth in, the Procedures, to make elections with respect to periods during which he or she is a Participant (a “Periodic Election”) specifying what portion of the Elective Amount for such periods will be provided to the Participant in the form of Current Cash, Deferred Cash, Restricted Stock and Deferred Stock. A Periodic Election or any permitted revocation thereof or change thereto shall be made at such time or times, in such forms, and shall take effect at such time, and for such periods, as may be specified in the Procedures. Unless and until a Periodic Election takes effect for a Participant in accordance with the Procedures, he or she shall receive the entire Elective Amount in the form of Current Cash.

     Each non-employee Director shall receive a grant of 3,000 shares of restricted Common Stock upon his or her commencement of service as a member of the Board, upon such terms and conditions as approved by the Board.

     (b) Cash. The portion, if any, of the Elective Amount for a particular Plan Year that the Participant elects to have paid in Current Cash shall be paid, and the portion, if any, of the Elective Amount for a particular Plan Year that the Participant elects to have paid in Deferred Cash shall be credited to a Cash Account maintained by the Company pursuant to Section 7 below, in each case in substantially equal monthly installments on the last day of each Month that occurs during the Plan Year for which it is paid or credited (as applicable), but in each case only if the Participant remains a Director on that day. If a Participant’s Termination Date occurs other than on the last day of a Month, the Participant shall forfeit any Current Cash and any Deferred Cash attributable to periods following the last day of the preceding Month.

     (c) Stock. (i) The portion, if any, of the Elective Amount that the Participant elects to have provided in Restricted Stock shall be issued, as of the applicable Crediting Date, in the name of the Participant in the form of a number of shares of Common Stock having a Value, as of the applicable Crediting Date, equal to the amount of such portion. Such shares shall be forfeitable and nontransferable, until they vest in accordance with the provisions of Section 6(c)(iv). The Restricted Stock shall be issued to Participants in accordance with the Procedures, and shall become transferable by Participants when and as it vests. Participants shall have the right to receive any cash dividends issued with respect to shares of Restricted Stock at the same time as other shareholders of the Company. Stock dividends issued with respect to Restricted Stock shall be treated as additional Restricted Stock and shall be subject to the same restrictions and other terms and conditions that apply to the Restricted Stock with respect to which such dividends are issued.

     (ii) The Required Deferred Stock Amount for a particular Plan Year and the portion, if any, of the Elective Amount for that Plan Year that a Participant elects to have provided in Deferred Stock, shall be provided to the Participant by crediting as of the applicable Crediting Date, to a Stock Unit Account maintained by the Company pursuant to Section 7, a number of stock units representing hypothetical shares of Common Stock having a Value, as of the applicable Crediting Date, equal to the Required Deferred Stock Amount to which the Participant is entitled and the portion, if any, that the Participant has elected to have provided in Deferred Stock. Such Deferred Stock shall vest as set forth in Section 6(c)(iv).

     (iii) The Deferred Stock and any Restricted Stock to be provided to a Participant for a particular Plan Year shall be determined, the appropriate amount of Deferred Stock shall be credited, and, if applicable, the appropriate amount of Restricted Stock shall be issued, as of the first day of that Plan Year, based upon the Annual Retainer Amounts as in effect on that day. In the case of an individual whose Initial Participation Date is not the first day of a Plan Year, the Deferred Stock and any Restricted Stock to be provided to a Participant for the Plan Year that includes the Initial Participation Date shall be determined, the appropriate amount of Deferred Stock shall be credited, and, if applicable, the appropriate amount of Restricted Stock shall be issued, as of the last day of the Month that includes the Initial Participation Date, based upon the Annual Retainer Amounts as in effect on the Initial Participation Date. If the Annual Retainer Amount of a Participant increases during a Plan Year, an additional amount of Deferred Stock and, if applicable, Restricted Stock shall be determined, the appropriate amount of Deferred Stock shall be credited, and, if applicable, the appropriate amount of Restricted Stock shall be issued, as of the last day of the Month in which such increase takes effect. Each date on which Deferred Stock is to be credited or Restricted Stock is to be issued is referred to as a “Crediting Date.” If the Annual Retainer Amount of a Participant decreases during a Plan Year, a number of whole shares of the Deferred Stock and, if applicable, Restricted Stock previously issued or credited to that Participant during that Plan Year shall be forfeited, to reflect as nearly as possible the resulting decrease in the aggregate Retainer to which the Participant will in fact be entitled for that Plan Year.

     (iv) The Deferred Stock and any Restricted Stock provided to a Participant as of the first day of a particular Plan Year shall vest in substantially equal monthly installments on the last day of each Month during the Plan Year for which they were granted, pro-rata based upon the percentage of the Plan Year that is attributable to such Month, and any Deferred Stock and Restricted Stock provided to a Participant as of any other Crediting Date shall vest in substantially equal monthly installments on the last day of each Month during the portion of the Plan Year that follows such Crediting Date, pro-rata based upon the percentage of such portion of the Plan Year that is included in such Month; but in each case only if the Participant remains a Director on the last day of such Month; provided, that if a Participant’s Termination Date occurs other than on the last day of a Month, the Participant shall forfeit any Restricted Stock or Deferred Stock that is attributable to periods following the last day of the preceding Month; and provided, further, that the number of shares with respect to which Restricted Stock and/or Deferred Stock vests on a particular day shall be rounded to the nearest whole number of shares, if necessary to avoid vesting with respect to a fractional share.

     (d) Special Transition Rules Relating to Retainer Increase and Other Changes to Section 6. The provisions of Section 6 of this amended and restated Plan shall not apply with respect to Deferred Stock, Restricted Stock and options to purchase shares of Common Stock granted before December 3, 2003, nor with respect to Current Cash and Deferred Cash paid or credited before December 3, 2003. The provisions of Section 6 of this amended and restated Plan shall, however, apply with respect to the Retainer Increases as well as to all Retainers for Plan Years subsequent to the Transition Plan Year. The Periodic Elections that were in effect as of the beginning of the Transition Plan Year shall apply to the Retainer Increases, and no change or revocation to such Periodic Elections shall be effective as to the Retainer Increases.

     7. (a) Deferral Accounts. The Company shall maintain a “Stock Unit Account” for each Participant with respect to that Participant’s Deferred Stock and, for a Participant who makes a Periodic Election to receive Deferred Cash, a “Cash Account,” and shall make credits to these Deferral Accounts as provided in Section 6 and this Section 7. Whenever a dividend is paid or other distribution made with respect to the Common Stock, each Stock Unit Account shall be credited with a number of shares of Common Stock having a Value, as of the date such dividend is paid or such distribution is made, equal to (i) the number of stock units in such Stock Unit Account as of the record date for such dividend or distribution multiplied by (ii) the Dividend Equivalent for such dividend or other distribution. The shares so credited with respect to Deferred Stock that has not vested as of the record date for the dividend or distribution shall vest as and when such Deferred Stock vests. Each Cash Account shall accrue interest on the balance therein at the Interest Rate, to be credited and compounded monthly.

     (b) Delivery of Account Balances. (i) Each Participant shall be provided the opportunity to elect, in accordance with the Procedures, the manner in which his or her Deferral Account balances will be distributed on or after his or her Termination Date (each such election, a “Delivery Election”). The Procedures shall also specify (A) whether, and to what extent, different Delivery Elections may be made with respect to amounts of cash credited to a Cash Account and stock units credited to a Stock Unit Account, and with respect to amounts credited pursuant to different Periodic Elections, (B) the choices for the form and time of delivery offered to Participants (such as single sum or installment delivery and the timing of the Participant’s Delivery Starting Date), and (C) the form and time of delivery if a Participant does not make a valid Delivery Election with respect to any portion of his or her Cash Account or Stock Unit Account.

     (ii) The stock units in a Participant’s Stock Unit Account and/or the cash in a Participant’s Cash Account, as applicable, shall be delivered on or beginning on the Delivery Starting Date in accordance with the Participant’s applicable Delivery Elections. In the case of deliveries from a Cash Account, such delivery shall be made in the form of cash. In the case of deliveries from a Stock Unit Account, such delivery shall be made in the form of stock representing a number of shares of Common Stock equal to the number of stock units as and when they are to be delivered; provided, that if the number of shares to be delivered on any particular date included a fractional share, such number of shares shall be rounded down to the nearest whole number, and if such delivery is the last delivery from a Stock Unit Account to be made to the Participant, the Company shall pay the Participant cash in an amount equal to the Value of such fractional share on the date of delivery. If any such stock units or cash are to be delivered after the Participant has become legally incompetent, they shall be delivered to the Participant’s legal guardian in accordance with the foregoing.

     (iii) Participants shall be provided with the opportunity to designate, in accordance with the Procedures, the person or persons (“Beneficiaries”) who will receive distributions of his or her interests in the Plan upon the death of the Participant (a “Beneficiary Designation”). The Procedures shall specify whether, how, and subject to what conditions a Beneficiary Designation or Delivery Election may be superseded or revoked. The Procedures also shall specify the form and timing of payment in the event of the death of a Participant prior to the completion of all distributions of the Participant’s interest in the Plan. If a Participant does not have a valid Beneficiary Designation in effect as of the date of his or her death, his or her Beneficiary shall be his or her estate.

     8. Delivery of Shares; Voting and Other Rights. The shares delivered to a Participant pursuant to Section 6 or 7 above shall be issued in the name of the Participant, or the Participant’s Beneficiary, as the case may be, and the Participant, or the Participant’s Beneficiary, as the case may be, shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his or her name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto from and after the date of such issuance, except as specifically provided in Section 6(c)(i).

     9. General Restrictions. (a) Notwithstanding any other provision of the Plan or agreements or certificates created pursuant thereto, the Company shall not be required to issue or deliver any shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

     (i) Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, or such other securities exchange as may at the time be a market for the Common Stock;

     (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

     (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable provided, however, that notwithstanding the foregoing, the payment in the form of issuance or delivery of shares of Common Stock shall not be delayed unless the Committee reasonably anticipates that the issuance or delivery of the shares of Common Stock will violate Federal securities or other applicable law, and provided further that in the event the issuance or delivery of shares of Common Stock is delayed hereunder, such issuance or delivery will thereafter be made at the earliest date at which the Committee reasonably anticipates that the issuance or delivery will not cause such violation.

     (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

     (c) Except as specifically provided in the Plan with respect to Beneficiary Designations, no Participant or Beneficiary shall have the right to assign, pledge or otherwise dispose of his or her interest in any Deferral Account, nor shall the interest of a Participant or Beneficiary therein be subject to garnishment, attachment, transfer by operation of law, or any legal process.

     (d) The Plan is intended to constitute an unfunded plan for incentive and deferred compensation of Directors, and the rights of Directors with respect to Deferral Accounts under the Plan shall be those of general creditors of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments, so long as the existence of such trusts or other arrangements and any transfer of amounts thereto is consistent with the unfunded status of the Plan and does not result in taxation under Section 409A.

     10. Number and Source of Shares Available. All Deferred Stock and Restricted Stock provided for under the Plan shall automatically be granted under the Long Term Incentive Plan, and shall reduce the number of shares available for awards under the Long Term Incentive Plan. Sections 5.1, 5.3, and 5.4 of the Long Term Incentive Plan shall apply with respect to awards made under the Plan.

     11. Change in Capital Structure. (a) In the event that there is, at any time after the Board adopts the Plan, any change in the Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation, spin-off or other change in capitalization of the Company, appropriate adjustment shall be made in the number and kind of shares or other property held in the Stock Unit Accounts (taking into account whether any Dividend Equivalent is credited to the Stock Unit Accounts in connection therewith), and any other relevant provisions of the Plan by the Committee, whose determination shall be binding and conclusive on all persons. Options and Restricted Stock granted pursuant to the Plan and the Long Term Incentive Plan shall be subject to adjustment pursuant to Section 5 of the Long Term Incentive Plan.

     (b) If the shares of Common Stock credited to the Stock Unit Accounts are converted pursuant to this Section 11 into cash or another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such cash or other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Stock Unit Accounts.

     12. Administration; Amendment. (a) The Plan shall be administered by a committee consisting of the Chief Financial Officer, the General Counsel and the Vice President of the Company responsible for Human Resources (or the holder of any successor officer position thereto) (the “Committee”), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable, including without limitation the determination of life expectancies and other assumptions and information to be used in determining the effect of Delivery Elections. Without limiting the generality of the foregoing, the Committee shall (1) establish, amend and implement the Procedures that constitute a part of the Plan, and (2) take all actions necessary to ensure that the documentation and administration of the Plan complies with the requirements of Section 409A with respect to all compensation payable under the Plan that is subject to Section 409A.

     (b) The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company, and it may terminate the Plan at any time. However, no such amendment or termination shall result in the payment of any compensation under the Plan that is subject to Section 409A at a time or times, or under circumstances, not permitted by Section 409A. Without limiting the generality of the foregoing, under no circumstances may any amendment or termination of the Plan result in the acceleration of the payment of compensation payable under the Plan that is subject to Section 409A, except as may be permitted by Section 409A.

     13. Miscellaneous. (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s shareholders or to limit the rights of the shareholders to remove any Director.

     (b) The Company shall have the right to require, prior to the issuance or delivery of any cash or shares of Common Stock pursuant to the Plan, that a Director make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such cash or shares, including without limitation by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Director, or by a cash payment to the Company by the Director. In the event a Director fails to make satisfactory arrangements for the withholding of such taxes, the Company shall withhold from the cash or shares that would otherwise be so issued or delivered.

     14. Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.